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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of Mercer International Inc. on Form S-3 of our reports dated January 23, 2004 (except as to Note 1(c), 1(d) and 12, which are as of December 8, 2004) which audit report expresses an unqualified opinion and for U.S. readers includes Canada-U.S. reporting differences which would require explanatory paragraphs, following the opinion paragraph, regarding substantial doubt about Stone Venepal (Celgar) Pulp Inc.'s ability to continue as a going concern and when there is change in accounting principles), relating to the financial statements of Stone Venepal (Celgar) Pulp Inc. as at December 31, 2003 and 2002 and for each of the years in the three year period ended December 31, 2003 appearing in the Current Report on Form 8-K/A dated November 22, 2004 (filed December 10, 2004) of Mercer International Inc. and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP Independent Registered Chartered Accountants Vancouver, Canada December 10, 2004

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Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS